Exhibit 23.6






                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     Glenn Harrison Petroleum Consultants, Inc. hereby consents to the use of its oil and gas reserve reports in the Form S-4 Registration Statement (the "Registration Statemen") to be filed with the Securities and Exchange Commission on approximately July 11, 1997 by Magnum Hunter Resoures, Inc., Magnum Hunter Production, Inc., Hunter Gas Gathering, Inc., Gruy Petroleum Management Co., Conmag Energy Corporation and Rampart Petroleum, Inc. and to the reference to our firm under the captions "Business and Properties" and "Experts" in the Registration Statement.


                                             GLENN HARRISON PETROLEUM
                                             CONSULTANTS, INC.


                                             /s/ Glenn Harrison
                                        BY:----------------------------------
                                            Glenn Harrison, Authorized Officer

October 16, 1997